EXHIBIT 21

GCP APPLIED TECHNOLOGIES INC.

U.S. SUBSIDIARIES

SUBSIDIARY NAME	STATE OF INCORPORATION
AP Chem Incorporated	MD
Construction Products Dubai, Inc.	DE
Darex Puerto Rico, Inc.	DE
De Neef Construction Chemicals (US) Inc.	TX
Dewey and Almy, LLC	DE
GCP International Inc.	DE
Grace Chemicals, Inc.	DE
Grace Europe, Inc.	DE
Hanover Square Corporation	DE
Verifi LLC	DE
Water Street Corporation	DE

EXHIBIT 21

NON-U.S. SUBSIDIARIES

COUNTRY/ SUBSIDIARY NAME
ARGENTINA
W. R. Grace Argentina S.A.
AUSTRALIA
Grace Australia Pty. Ltd.
BELGIUM
De Neef Contruction Chemicals NV (Belgium)
Grace Construction Products N.V.
Grace N.V./S.A.
Inverco Benelux N.V.
BRAZIL
Grace Brasil Ltda.
CANADA
Grace Canada, Inc.
CHILE
Grace Quimica Compania Limitada
CHINA - PEOPLE’S REPUBLIC OF
Grace China Ltd.
De Neef Construction Chemicals (China) Limited
COLOMBIA
Grace Colombia S.A.
FRANCE
Grace Produits de Construction SAS
De Neef France Sarl
W. R. Grace S.A.
GERMANY
De Neef Deutschland GmbH
Grace Bauprodukte GmbH
Grace Darex GmbH
GREECE
Grace Hellas LLC
HONG KONG
W. R. Grace (Hong Kong) Limited
INDIA
W. R. Grace & Co. (India) Private Limited
INDONESIA
PT. Grace Specialty Chemicals Indonesia
IRELAND
Grace Construction Products (Ireland) Limited

EXHIBIT 21

ITALY
W. R. Grace Italiana S.p.A.
JAPAN
Grace Chemicals Kabushiki Kaisha
Grace Japan Kabushiki Kaisha
KOREA
Grace Korea Inc.
MALAYSIA
W. R. Grace (Malaysia) Sendiran Berhad
MEXICO
Grace Container, S. A. de C. V.
W. R. Grace Holdings, S. A. de C. V.
NETHERLANDS, THE
W. R. Grace S.A. Netherland Branch
NEW ZEALAND
Grace (New Zealand) Limited
PANAMA
W. R. Grace (Panama) S.A.
PERU
GCP International Inc., Sucursal del Peru
PHILIPPINES
W. R. Grace (Philippines), Inc.
POLAND
Grace Sp. z o.o.
PORTUGAL
De Neef Portugal
RUSSIAN FEDERATION
GCP Rus LLC
ZAO Grace Kriz
SINGAPORE
De Neef Asia Pte. Ltd.
W. R. Grace (Singapore) Private Limited
SOUTH AFRICA
W. R. Grace Africa (Proprietary) Limited
SPAIN
De Neef Technologies S. L.
Grace, S.A.
SWEDEN
De Neef Scandinavia AB (Sweden)
Grace AB (Sweden)
Grace Sweden AB
SWITZERLAND
De Neef (CH) AG (Switzerland
Grace Construction Products S.A.
Union Financiere SA

EXHIBIT 21

TAIWAN
W. R. Grace Taiwan, Inc.
THAILAND
W. R. Grace (Thailand) Limited
TURKEY
Grace Yapi Kimyasallari Sanayi ve Ticaret A.S.
UNITED ARAB EMIRATES
Cormix Middle East LLC and Emirates Chemicals LLC
UNITED KINGDOM
Darex UK Limited
De Neef UK Ltd.
GCP (UK) Holdings Limited
Grace Construction Products Limited
W. R. Grace Limited
VENEZUELA
Grace Venezuela, S.A.
VIETNAM
W. R. Grace Vietnam Company Limited
W. R. Grace (Singapore) Private Limited, Resident Representative Office in Ho Chi Minh City
W. R. Grace (Vietnam) Co. Ltd. Branch in Hai Duong Province

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